Exhibit 99.1

For Immediate Release

News Announcement

PEAK RESORTS REPORTS RECORD FISCAL 2018
THIRD QUARTER REVENUE

Wildwood, Missouri – March 8, 2018 – Peak Resorts, Inc. (NASDAQ:SKIS) (“Peak” or the “Company”), a leading owner and operator of high-quality, individually branded U.S. ski resorts, today reported financial results for its fiscal 2018 third quarter as summarized below:

(in thousands, except per share data)	Three months ended January 31,		Nine months ended January 31,
	2018	2017	2018	2017

Revenues	$59,272	$56,385	$75,630	$71,986
Resort operating costs	$35,982	$33,669	$64,642	$58,448
Income (Loss) from operations	$16,031	$16,715	$(7,194)	$(3,538)
Net income (loss)	$9,181	$8,165	$(8,328)	$(7,712)
Income (Loss) per share (basic)	$0.62	$0.58	$(0.68)	$(0.55)
Income (Loss) per share (diluted)	$0.53	$0.47	$(0.68)	$(0.55)
Weighted average common shares outstanding	13,982	13,982	13,982	13,982
Vested restricted stock units (“RSU”)	100	35	68	31
Dilutive effect of conversion of preferred stock	3,180	3,145	-	-
Dilutive effect of unvested RSUs	44	61	-	-
Reported EBITDA*	$20,996	$19,924	$4,070	$6,104

*See pages 3-4 for Definitions of Non-GAAP Financial Measures

Timothy D. Boyd, President and Chief Executive Officer, commented, “Peak Resorts generated 5% revenue growth in the fiscal third quarter and a 5% increase in Reported EBITDA on what was a good start to the 2017/2018 ski season. Despite challenges posed by significant weather volatility, including a stretch of record cold weather across the Northeast during the Christmas holiday and unseasonably warm weather prior to the Martin Luther King weekend, our snowmaking and mountain operations teams delivered exceptional conditions for our guests. With favorable weather trends to-date in March, we are set up for a  strong finish to the ski season, with many of our Northeast resorts expecting to remain open into April.

“Business at our flagship Mount Snow resort got off to a very strong start in the third quarter thanks to our early November opening, which marked one of the resort’s earliest on record. Our snowmaking capabilities, dramatically expanded as part of our successful West Lake project, allowed Mount Snow to provide guests with great conditions throughout the quarter while making it possible for the facility to remain resilient in the face of some less than ideal weather. Visitation numbers have been very strong this season as skiers across the Northeast have come to our resorts to experience for themselves the investments and improvements we have made. Along with Mount Snow and Hunter Mountain, our resorts have never been more favorably positioned to capture market share in one of the largest ski markets in the country and we are leveraging our broad range of amenities and snowmaking capacity to enhance our prospects for growth.

“Our Midwest resorts are also enjoying a strong season with favorable weather throughout most of the fiscal 2018 third quarter. The 3% and 28% year over year increase in lift and equipment rental revenue during the

Exhibit 99.1

quarter was driven primarily by strong business across our Midwest portfolio. These facilities are key contributors to the winter options for outdoor recreation in their respective communities as skiers and boarders came out in increasing numbers throughout the quarter to experience the great conditions our facilities offered.

“The Peak Pass, our season pass offering for our seven Northeast resorts, remains a critical piece of our long-term strategy and the 2017/2018 ski season showed continued strong progress in our ability to build this high value and stable part of our business. These season passes represent an attractive subscription business that provides Peak Resorts with a more predictable source of recurring revenue. In particular, the Drifter Pass, which targets the highly sought after 18-29 age demographic, experienced a very healthy 23% increase in unit sales during the 2017/2018 ski season. In an industry environment where season passes are becoming increasingly important, we believe the Peak Pass offers unmatched value in the Northeast. Our 2018/2019 passes went on sale yesterday, March 7, and we anticipate continued growth in our Peak Pass sales going forward.

“Finally, and as we look to the future, we have major development projects underway which we expect will further position Peak Resorts for long-term growth. Importantly, construction of the new Carinthia Ski Lodge at Mount Snow remains on schedule to open for the 2018/2019 ski season. In addition we continue to work through the approval process for the Hunter Mountain terrain expansion and expect to open the expanded terrain ahead of the upcoming season.”

Fiscal Third Quarter Results Review

Fiscal 2018 third quarter revenue increased 5.1% year over year to $59.3 million as the Company benefited from a 28.2% increase in equipment rental revenue, a 3.4% rise in food and beverage revenue and 3.0% growth in lift ticket and tubing revenues. In particular, the Company’s resorts in the Midwest generated a strong increase in lift ticket and equipment rental revenues, compared to the prior year, driven primarily by favorable weather. While results in the Northeast were impacted by significant weather volatility, overall Northeast revenue was up as a result of strong Peak Pass sales, relevant, effective marketing initiatives and ongoing improvements to the guest experience.

Resort operating expenses in the fiscal 2018 third quarter rose 6.9% year over year to $36.0 million, with the 3.2% increase in labor expenses driven by higher wages as a result of the significantly earlier opening of Mount Snow and several of our other resorts to start the 2017/2018 ski season as well as increased attendance. Other operating expenses in the quarter included higher advertising costs primarily as a result of the timing of certain promotional and go to market initiatives, and increased maintenance and supplies expenses largely driven by continued spending to catch up on projects across the resort portfolio deferred from the prior year. General and administrative expenses were down 24.5% to $1.4 million driven primarily by a decline in performance-based compensation.

Reported EBITDA for the third fiscal quarter of 2018 was $21.0 million, compared to $19.9 million in the year-ago quarter.

During the quarter, the Company recorded several one-time items which impacted its results, including a $1.6 million fixed asset impairment charge, which was offset in part by a discrete net tax benefit of $0.1 million in connection with the passage of the 2017 Tax Cuts and Jobs Act in December 2017.

Balance Sheet Update

As of January 31, 2018, the Company had cash and cash equivalents of $19.1 million and total outstanding debt of $181.5 million, including $12.4 million drawn against its revolving line of credit and long-term debt of $165.0 million.

Exhibit 99.1

Christopher J. Bub, Chief Financial Officer, added, “Peak Resorts exited the fiscal 2018 third quarter in a healthy financial position, reflecting our ability to address the occasionally challenging 2017/2018 ski season weather. With our expanded snowmaking capacity, facility enhancements and enterprise-wide commitment to guest satisfaction, our operating and snowmaking teams are succeeding in delivering great experiences. In addition, given recent weather trends, we are optimistic that we can finish this fiscal year with further improvements to our financial results.

“During the quarter, we completed $8.1 million of capital improvements across our property portfolio, including $5.6 million on the completion of the West Lake Water project and continued construction on the new Carinthia Ski Lodge at Mount Snow. Peak Resorts remains committed to pursuing return-focused capital projects, such as the proposed zip line at Hidden Valley which is now in the permitting process, that further improve the guest experience at our resorts and allow us to continue growing our operations to support our goal of enhancing shareholder value. With the progress and successes of fiscal 2018 to date, we are excited by what the future holds for Peak Resorts.”

Investor Conference Call and Webcast

The Company will host an investor conference call and webcast to discuss its fiscal 2018 third quarter results today at 4:30 p.m. ET. Interested parties can access the conference call by dialing (844) 526-1518 or, for international callers, by dialing (647) 253-8644; the conference ID number is 1482227. A webcast of the conference call can also be accessed live at ir.peakresorts.com (select “Event Calendar”). Following the completion of the call, an archived webcast will be available for replay at the same location.

Definitions and Reconciliations of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The Company defines Reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, other income or expense and other non-recurring items. The following table includes a reconciliation of Reported EBITDA to the GAAP related measure of Net income (loss):

(dollars in thousands)	Three months ended January 31,		Nine months ended January 31,
	2018	2017	2018	2017
Net income (loss)	$9,181	$8,165	$(8,328)	$(7,721)
Income tax expense (benefit)	3,433	5,346	(8,235)	(5,056)
Interest expense, net	3,529	3,289	9,736	9,493
Depreciation and amortization	3,379	3,209	9,678	9,642
Impairment loss	1,586	-	1,586	-
Other income	(28)	(1)	(117)	(4)
Gain on sale/leaseback	(84)	(84)	(250)	(250)
Reported EBITDA*	$20,996	$19,924	$4,070	$6,104

The Company has specifically chosen to include Reported EBITDA as a measurement of its results of operations because it considers this measurement to be a significant indication of its financial performance and available capital resources. Because of large depreciation and other charges relating to the Company’s ski resorts operations, it is difficult for management to fully and accurately evaluate financial performance and available capital resources using net income alone. In addition, the use of this non-U.S. GAAP measure provides an indication of the Company’s ability to service debt, and management considers it an appropriate measure to use because of the Company’s highly leveraged position. Management believes that by providing investors with Reported EBITDA, they will have a clearer understanding of the Company’s financial performance and cash flows because Reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure; (ii) helps investors to more meaningfully evaluate and compare the results of the Company’s

Exhibit 99.1

operations from period to period by removing the effect of its capital structure and asset base from operating results; and (iii) is used by the Board of Directors, management and lenders for various purposes, including as a measure of the Company’s operating performance and as a basis for planning.

The items excluded from net income to arrive at Reported EBITDA are significant components for understanding and assessing the Company’s financial performance and liquidity. Reported EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the Company’s condensed consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The Company operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are Company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the Company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

For further information, or to receive future Peak Resorts news announcements via e-mail, please contact JCIR, at 212-835-8500 or skis@jcir.com.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017, filed with the Securities and Exchange Commission (the “SEC”), and as updated from time to time in the Company’s filings with the SEC.  Peak Resorts undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Norberto Aja, Jim Leahy, Joseph Jaffoni

JCIR

212-835-8500 or skis@jcir.com

Exhibit 99.1

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2018	2017	2018	2017

Net revenue	$59,272	$56,385	$75,630	$71,986

Operating expenses:
Resort operating costs	35,982	33,669	64,642	58,448
Depreciation and amortization	3,379	3,209	9,678	9,642
General and administrative	1,353	1,793	4,130	4,682
Real estate and other non-income taxes	579	654	1,734	1,754
Land and building rent	362	345	1,054	998
Impairment loss	1,586	-	1,586	-
	43,241	39,670	82,824	75,524
Income (loss) from operations	16,031	16,715	(7,194)	(3,538)

Other (expense) income:
Interest, net of amounts capitalized of
$206 and $1,151 in 2018 and $411 and
$1,194 in 2017, respectively	(3,529)	(3,289)	(9,736)	(9,493)
Gain on sale/leaseback	84	84	250	250
Other income	28	1	117	4
	(3,417)	(3,204)	(9,369)	(9,239)

Income (loss) before income taxes	12,614	13,511	(16,563)	(12,777)
Income tax expense (benefit)	3,433	5,346	(8,235)	(5,056)
Net income (loss)	$9,181	$8,165	$(8,328)	$(7,721)

Less declaration and accretion of Series A preferred
stock dividends	(400)	-	(1,200)	-
Net income (loss) attributable to common shareholders	$8,781	$8,165	$(9,528)	$(7,721)

Basic earnings (loss) per common share	$0.62	$0.58	$(0.68)	$(0.55)

Diluted earnings (loss) per common share	$0.53	$0.47	$(0.68)	$(0.55)

Cash dividends declared per common share	$0.07	$-	$0.21	$-

Cash dividends declared per preferred share	$20.00	$-	$40.00	$-

Exhibit 99.1

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

	January 31,	April 30,
	2018	2017
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$19,086	$33,665
Restricted cash	1,338	11,113
Accounts receivable	5,967	5,083
Inventory	3,396	2,215
Deferred income taxes	911	591
Prepaid expenses and deposits	10,273	2,183
Total current assets	40,971	54,850

Property and equipment, net	203,044	188,143
Land held for development	37,607	37,583
Restricted cash, construction	17,459	33,700
Goodwill	4,825	4,825
Intangible assets, net	745	788
Other assets	675	648
Total assets	$305,326	$320,537

Liabilities and Stockholders' Equity

Current liabilities:
Revolving lines of credit	$12,375	$4,500
Accounts payable and accrued expenses	17,751	12,371
Accrued salaries, wages and related taxes and benefits	2,460	1,035
Unearned revenue	18,990	14,092
EB-5 investor funds in escrow	-	500
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	2,405	3,592
Total current liabilities	54,314	36,423

Long-term debt	165,044	174,785
Capitalized lease obligations	1,637	2,708
Deferred gain on sale/leaseback	2,595	2,845
Deferred income taxes	2,347	12,474
Other liabilities	513	540
Total liabilities	226,450	229,775

Series A preferred stock, $0.01 par value per share, $1,000
Liquidation preference per share, 40,000 shares authorized,
20,000 shares issued and outstanding	17,401	17,001

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value per share, 20,000,000 shares
authorized, 13,982,400 shares issued and outstanding	140	140
Additional paid-in capital	86,577	86,372
Accumulated deficit	(25,242)	(12,751)
Total stockholders' equity	61,475	73,761
Total liabilities and stockholders' equity	$305,326	$320,537

Exhibit 99.1

Supplemental Operating Data

(dollars in thousands)

(Unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2018	2017	2018	2017
Revenues:
Lift and tubing tickets	$31,398	$30,470	$31,398	$30,470
Food and beverage	9,248	8,946	14,813	14,161
Equipment rental	6,264	4,886	6,264	4,886
Ski instruction	4,866	4,683	4,866	4,683
Hotel/lodging	2,782	2,883	6,637	6,743
Retail	3,566	3,314	4,236	3,935
Summer activities	-	-	4,459	4,549
Other	1,148	1,203	2,957	2,559
Total	$59,272	$56,385	$75,630	$71,986

Resort operating expenses:
Labor and labor related expenses	$18,779	$18,202	$36,389	$33,719
Retail and food and beverage cost of sales	5,271	4,876	7,141	6,549
Power and utilities	3,809	3,736	5,398	5,167
Other	8,123	6,855	15,714	13,013
Total	$35,982	$33,669	$64,642	$58,448